UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C INFORMATION
(RULE 14c-101)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
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☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

JISHANYE, INC.
(Name of Registrant as Specified in Its Charter)

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JISHANYE, INC.
7F, No. 247, Misheng 1st Road, Xinxing District
Kaosiung City 800
Taiwan, Republic of China

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN, pursuant to Section 228(e) of the Delaware General Corporation Law, that the holders of more than a majority of the outstanding shares of common stock of Jishanye, Inc., a Delaware corporation, have taken the following action without a meeting of stockholders in accordance with Section 228 of the Delaware General Corporation Law:

(1)       The election of the following two directors, to comprise the entire board of directors, to serve until the next annual meeting of stockholders and until their successors are elected and qualified: Chun-Hao Chang and Mei-Chun Lin.

The enclosed information statement contains information pertaining to the matter acted upon.

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Chun-Hao Chang
Chief Executive Officer
Kaohsiung City, Republic of China
August 10, 2015

JISHANYE, INC.
7F, No. 247, Misheng 1st Road, Xinxing District
Kaosiung City 800
Taiwan, Republic of China

INFORMATION STATEMENT
Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting in lieu of the 2015 annual meeting of stockholders to elect directors as described in this information statement.  We are mailing this information statement to our stockholders on or about August 12, 2015. No action is requested or required on your part.

What action was taken by written consent?
We obtained stockholder consent to the following action:
•
The election of the following two directors, to comprise the entire board of directors, to serve until the next annual meeting of stockholders and until their successors are elected and qualified: Chun-Hao Chang and Mei-Chun Lin.

How many shares of common stock were outstanding on the date that we received stockholder approval?
On August 4, 2015, the date on which we received consent described above, there were 59,300,001 shares of common stock, par value $0.0001 per share, outstanding.
What vote was obtained to elect directors?
We obtained the consent of the holders of 41,760,000 shares of common stock, representing 70.4% of our outstanding common stock on August 4, 2015.  As a result, we have obtained all stockholder approval necessary under Delaware law for the election of directors.
The consent was given by Chun-Hao Chang and Jishanye Inc., a British Virgin Islands company (“Jishanye BVI,” and, together with Mr. Chang, the “Majority Stockholders”). Mr. Chang is the beneficial owner of Jishanye BVI.  The Majority Stockholders voted not to elect two then-incumbent directors, Wen-Lang Chang and Hsin-Lung Lin, whose term as directors ended with the election of Mr. Chun-Hao Chang and Ms. Lin as the sole directors of the Company.
Who is paying the cost of this information statement?
We will pay for preparing, printing and mailing this information statement.  Only one information statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders. Upon receipt of a written request at the address noted above, we will deliver a single copy of this information statement and future stockholder communication documents to any stockholders sharing an address to which multiple copies are now delivered.  We estimate our legal, transfer agency, printing, mailing and related costs associated with this information statement will be approximately $5,000.
Is any additional action required for the election of the directors?

This information statement is first being mailed or furnished to our stockholders on or about August 12, 2015.  All action necessary for the election of directors under Delaware law has been taken.

ELECTION OF DIRECTORS

Directors are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their respective successors are duly elected. Our by-laws provide that the board of directors shall consist of between one and ten directors, as determined by the board of directors, but if no determination is made, the number is four.  Prior to the election of Mr. Chang and Ms. Lin as directors, our board of directors consisted of three directors.  Each director will serve for a term of one year and until his or her successor is elected and qualified or until the director's earlier resignation or removal. None of the directors were elected at a meeting at which proxies were solicited.  The Majority Stockholders voted not to include then-incumbent directors, Wen-Lang Chang and Hsin-Lung Lin, as directors, as a result of which their term in office ended with the election of Mr. Chun-Hao Chang and Ms. Lin as the sole directors of the Company.  The board intends to seek to appoint one or more additional directors who will be independent directors.

The directors named in this information statement were elected by the Majority Stockholders.  The Company does not have a nominating committee.

All of the directors have consented to being named in this information statement and to serve. The following table sets forth certain information concerning the directors.

Name	Age	Principal Occupation or Employment	Director Since
Chun-Hao Chang	38	President and chief executive officer of the Company	2013
Mei-Chun Lin	41	Chief financial officer of the Company	--

Chun-Hao Chang has been a director since October 24, 2013.  Mr. Chang has been our president since October 24, 2013 and chief executive officer since September 15, 2014. Mr. Chang was the supervisor of Kaohsiung City Youth Career Development Association and The Port Junior Chamber from 2012-2013. Mr. Chang has been the chief executive officer of Taiwan Living Career Co. Ltd. since 2010. Mr. Chang's business operations experience in the funeral management services industry qualifies him to be a director.

Mei-Chun Lin has served as our chief financial officer since September 15, 2014. Ms. Lin graduated from National Sun Yat-sen University and majored in accounting. At present she is studying for an executive master's degree at Business Management Institute of I-Shou University. Ms. Lin worked with Lv Huiqing Accounting Firm as an account examiner from August 1998 to August 2000, Gao Du Motor Corporation Ltd. as chief accountant from September 2000 to July 2010 and as audit supervisor from July 2010 to September 2012, and Xing Da Company Limited as accounting supervisor from November 2012 to September 2013. Ms. Lin has 16-years of accounting experience.  Ms. Lin's business and financial background qualify her to serve as a director.

There is no family relationship among any of our officers or directors.

Our board of directors has no committees.

Our board of directors did not hold any meetings in 2014.

Code of Ethics

We have not adopted a code of ethics to apply to our executive officers.

Section 16(a) Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers, directors and such beneficial owners, we believe that none or our current or former directors have filed Forms 3 or 4.

Compensation of Directors

Our directors do not receive compensation for services as directors.  Mr. Chang does not receive compensation for his services as chief executive officer.  Ms. Lin currently receives compensation for her services as chief financial officer at the annual rate of 500,000 Taiwan New Dollars, which, at the current currency exchange rate is approximately US$16,500.

Communications with our Board of Directors

Any stockholder who wishes to send a communication to our board of directors should address the communication either to the board of directors or to the individual director c/o Ms. Mei-Chun Lin, chief financial officer, Jishanye, Inc., 7F, No. 247, Misheng 1st Road, Xinxing District, Kaosiung City 800, Taiwan, Republic of China. Ms. Lin will forward the communication either to all of the directors, if the communication is addressed to the board, or to the individual director, if the communication is directed to a director.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table provides information as to shares of common stock beneficially owned as of August 4, 2015, by:

•	Each director and nominee for director;
•	Each officer named in the summary compensation table;
•	Each person owning of record or known by us, based on information provided to us by the persons named below, to own beneficially at least 5% of our common stock; and
•	All officers and directors as a group.

Name	Shares of Common Stock Beneficially Owned		Percent
Chun-Hao Chang c/o Jishanye, Inc. 7F, No. 247, Misheng 1st Road, Xinxing District Kaosiung City 800 Taiwan, Republic of China	41,760,000	(1)	70.4%
Mei-Chun Lin	0		0.0%
Yambear Holding Limited Drake Chambers P.O. Box 3321 Road Town, Tortola British Virgin Islands	4,260,000	(2)	7.2%
All officers and directors as a group (two persons)	41,760,000	(1)	70.4%

Except as otherwise indicated each person has the sole power to vote and dispose of all shares of common stock listed opposite his name. Each person is deemed to own beneficially shares of common stock which are issuable upon exercise of warrants or options or upon conversion of convertible securities if they are exercisable or convertible within 60 days of August 4, 2015.

(1)            The 41,760,000 shares of common stock beneficially owned by Mr. Chang, represents 31,968,000 owned by Mr. Chang and 9,792,000 shares owned by Jishanye BVI, which is owned by Mr. Chang.

(2)       The Company believes that Yen-Ling Wang holds the voting and dispositive power of Yambear Holding Limited.

Except as otherwise indicated, each person has the sole power to vote and dispose of all shares of common stock listed opposite his name.

MANAGEMENT

The following table sets forth information concerning our executive officers.

Name	Age	Position
Chun-Hao Chang	38	Chief executive officer and president
Mei-Chun Lin	41	Chief financial officer

Our officers serve at the pleasure of the board of directors. See “Election of Directors” for information concerning Mr. Chang and Ms. Lin.  There is no family relationship between any of our executive officers.

SUMMARY COMPENSATION TABLES

The following tables set forth below a summary of the dollar values of the compensation provided in 2014 and 2013 to each person who served as our principal executive or financial officer during 2014.  No other officer received compensation of $100,000 or more during 2014.

Name	Year	Salary		Bonus	Stock Awards	All Other Compensation	Total
-
Chun-Hao Chung , president and chief executive officer	2014 2013	$	- -	- -	- -	- -	$	- -
Mei-Chun Lin, chief financial officer	2014		4,813	-	-	-		4,813
Hsin-Lung Lin, former chief executive and financial officer	2014 2013		13,907 13,907	- -	- -	- -		13,907 13,907

Employment Agreements

We do not have employment agreements with any of our current executive officer.

Pursuant to an employment agreement between our subsidiary, Jishanye Taiwan, and our former chief executive officer Hsin-Lung Lin dated September 1, 2012 (the “Lin Agreement”), Mr. Lin earned a salary of NT$32,000 (approximately $1,100) per month to serve as chief executive officer of Jishanye Taiwan. The Lin Agreement provides certain holiday bonuses, paid vacation as well as social insurance as required by applicable laws. Mr. Lin is subject to a non-compete provision which prohibits him from competing with Jishanye Taiwan during the term of the Lin Agreement. Either party may terminate the Lin Agreement with at least 30 days prior notice. In addition, Jishanye Taiwan may terminate the Lin Agreement with immediate effect in case Mr. Lin is in material breach of the Lin Agreement. Jishanye Taiwan and Mr. Lin also entered into a confidentiality agreement dated September 1, 2012. Pursuant to the Lin Agreement, Hsin-Lung is entitled to participate in our future stock option plan. Mr. Lin resigned as our chief executive officer in September 2014.

RELATED PARTY TRANSACTIONS

On January 15, 2013, our former chief executive officer, chief financial officer and chairman of the board, Mr. Lin Hsin-Lung, made a loan to us in the amount of US$149,000. The loan has no maturity date, has no interest obligations and is currently outstanding.

On December 31, 2014, Taiwan Life Inc., a company owned Chun-Hao Chang, our chief executive officer, made a loan to us in the amount of approximately US$10,000. The loan has-no a maturity date, has no interest obligations and is currently outstanding. In addition, Taiwan Life Inc., is providing us with rent free office space until November 2015.

On June 9, 2012, Chun-Hao Chang and Jishanye BVI, which his owned by Mr. Chang, purchased a total of 40,560,000 shares of common stock for a purchase price of $0.0209 per share, of which Mr. Chang purchased 30,768,000 shares for $643,051 and Jishanye BVI purchased 9,792,000 shares for $204,653.  The stock purchases were made as part of a private placement of a total of 47,800,000 shares for $999,020.

The Company does not currently have an insider transaction policy.

OTHER INFORMATION

Financial Statements

Our audited financial statements, which include our consolidated balance sheets at December 31, 2014 and 2013, and the related consolidated statements of operations and comprehensive loss, stockholders' deficit and cash flows for each of the two years in the period ended December 31, 2014, are included in our Form 10-K for the year ended December 31, 2014.

Copies of our Form 10-K for the year ended December 31, 2014 may be obtained without charge by writing to Ms. Mei-Chun Lin, chief financial officer, Jishanye, Inc., 7F, No. 247, Misheng 1st Road, Xinxing District, Kaosiung City 800, Taiwan, Republic of China.  Exhibits will be furnished upon request and upon payment of a handling charge of $.25 per page, which represents our reasonable cost on furnishing such exhibits. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.  Our Form 10-K is available on the SEC's website at http://www.sec.gov/Archives/edgar/data/1569737/000114420415023218/v407065_10k.htm.

Deadline for Submission of Stockholders Proposals for the 2016Annual Meeting

Proposals of stockholders intended to be presented at the 2016Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than December 15, 2015to be included in the proxy statement for that meeting.

In addition, in order for a stockholder proposal to be presented at our meeting without it being included in our proxy materials, notice of such proposal must be delivered to the Secretary of our company at our principal offices no later than January 15, 2016.  If notice of any stockholder proposal is received after January 15, 2012, then the notice will be considered untimely and we are not required to present such proposal at the 2016 annual meeting. If the board of directors chooses to present a proposal submitted after January 15, 2016 at the 2016 annual meeting, then the persons named in proxies solicited by the board of directors for the 2016 annual meeting may exercise discretionary voting power with respect to such proposal.

Chun-Hao Chang Chief Executive Officer

Kaohsiung City, Republic of China
August 10, 2015